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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Ramsay Youth Services, Inc. for the registration of 769,597 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 1999, with respect to the consolidated financial statements of Ramsay Youth Services, Inc. (which statements are not presented separately therein) included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP


Miami, Florida
September 28, 2001